HEALTH ENHANCEMENT PRODUCTS, INC.

MARCH 31, 2014

PRESIDENT’S ANNUAL REPORT TO SHAREHOLDERS

Today, March 31, 2014, the Company filed its 10-K Annual Report with the SEC. The filing can be found at: //www.sec.gov/cgi-bin/browse-edgar?CIK=0001101026&action=getcompany

This report is prepared by management and distributed to shareholders for the period covering the calendar year 2013.

As discussed at the August, 2013 shareholders’ meeting, the Company’s business model has evolved into that of a biotechnology development firm.  In so doing, the research and product development has taken on a distinctly different nature – using biotech research to build the value of the Company’s intellectual property so it can then be licensed to larger, better-financed brand names. This new model provides the Company with a wider range of opportunities and the potential for significant earnings.

The Value of Research

In the biotech business model, R&D is the key value driver. The studies are proof points that our products are safe and effective, and that the processes to produce them are safe and consistent. Studies are conducted for each individual application. For example, regulations require that a dietary supplement for canine joint health is tested for safety and efficacy for canine joint health specifically, and in the form it will be marketed. Let’s assume a dog treat. That application may require several different studies.  We then develop a manufacturing process that doesn’t reduce effectiveness or introduce unsafe substances, even if it’s just an ingredient in someone’s finished product.

Once all the studies are successfully completed, we will be in a position to offer a license for a canine dog health treat.  Every animal, every claim (joint health, healthy liver, muscle recovery, etc.) and every finished product requires its own set of time-consuming and complex studies. We are therefore compelled to choose our targets carefully.

The point is simply this – the Company will continue to test and conduct studies. It’s how the Company builds shareholder value. Every test is an asset, a block in a foundation of intellectual property that supports our market claims and our scientific claims, boosting the value of our licenses. Well-executed R&D provides the Company leverage in negotiating the price of a license or option.

Bovine Mastitis Prospects

As disclosed in a Form 8-K filed December 20, 2013, the Company entered into a confidential and exclusive Collaboration/Option Agreement with a global animal health company. To reach this important milestone, the Company conducted nearly 40 separate experiments and tests to build a dataset that was acceptable to this group of experienced, sophisticated animal health scientists that already leads the world in animal health products. The scope of this new study is large, complex and costly. We have been working with our partner and contracted researchers to develop and review all the details and protocols before our product is actually tested. The prospects are exciting.

To further clarify previously released information, the two 90-day periods that accommodate evaluation and negotiation, respectively, begin after the close of the bovine in vivo study, which is still in process. The timeframe of the study is dependent on partner approvals, capital funding and logistical realities. However, project leaders anticipate at this time that preliminary results for select test groups will be available in two months’ time.

The value of an effective bovine mastitis treatment should be considerable. The loss of milk production in the US alone due to bovine mastitis is nearly $3 billion annually. At any one time, up to 10% of US dairy cows are suffering with mastitis, according to the National Mastitis Council. Further, the 9 million head in the US dairy herd represents only 3% of the world’s estimated 244 million dairy cows. The global demand for a successful product could be significant.

HEALTH ENHANCEMENT PRODUCTS, INC.

Canine Joint Health

Beginning last year, the Company commenced its canine joint health efforts in earnest, with in vitro studies using cell cultures and blood. From there, the research effort has expanded to the use of tissues grown in culture that can mimic portions of an unhealthy joint. Preliminary results showed great promise, and the joint tissue study is being repeated and expanded, per the request of a potential partner.

Just a few days ago, we contracted with one of the world’s largest contract research organizations to test our compounds in biological models that mimic canine osteoarthritis. The design of the study alone took nearly two months, working closely with scientists at the research organization to develop the kind of detail and dataset features that we believe will be useful to our target customers – animal health companies. In this case, we’re testing a canine joint health dietary supplement application, but we’re also looking at what other health benefits we may find during the course of this study.

A successful product concept could quickly grab significant market share in the $300+ million canine joint health supplement segment. And, with the prospect of a shorter regulatory path to market, monetization may occur within a shorter timeframe than other animal applications.

Algal Products

Reproducing naturally-occurring molecules on a commercially-viable basis can be a challenge. When new management took over in early 2012, the output of active ingredients was miniscule, inconsistent and commercially impractical. Working with Dr. Barry Rosen, management explored a variety of production approaches that would safeguard the primary cultures. In April of 2013, after careful evaluation of Dr. Rosen’s results, the Scottsdale facility was shut down and the cultures moved to the Arizona Center for Algae Technology and Innovation (AzCATI) based at the East Mesa campus of Arizona State University.

After 10 months of intensive testing, various scaling experiments, genetic mapping and extensive analyses, researchers at AzCATI are now capable of producing hundreds, if not thousands, of MED’s (Minimum Effective Doses) for anticipated applications every two weeks. Testing and validation follows. We have now arrived at the position whereby we can consider commencing our own production or looking for a contract grower.

The culturing process developed by AzCATI is proprietary, but it consists of combinations of known and previously published techniques. Patenting the process would merely inform others. The Company has instead opted to keep the methods developed confidential.

Other forms of the natural compounds are also being isolated, refined and continuously tested. Chemically extracting the natural compounds from algal biomass or from the surrounding water is a technical and commercial challenge. Once we can do so consistently, the next step is to develop a large-scale commercial process to deliver a train-car load of product to our potential customers, fully compliant with federal and state regulations and profitable, to boot.

Active Ingredients and Class of Compound

At the August, 2013 shareholders’ meeting, we advised those present that the active class of compound appeared to consist of a complex of similar fatty acids and we have been conducting validation experiments since that time. As we proceed, it appears that this class of compound, the esters or residual products thereof, may also be arranged or structured to function as signaling molecules, and thus further characterized as bioactive small molecular entities (SME’s). Upon initial review, this is consistent with the mechanism of action previously described by cholesterol researchers.

A common strategy to develop manufacturing processes for small molecular entities or to validate their 3D structure is to create a synthetic version of those molecules. This is not a straight-line process because the work is conducted at the molecular level using chemical reactions. Extensive testing and validation with biological or chemical assays follow. We have stopped and started the synthetic program several times to adjust for test results and will continue to do so.

The synthetic strategy can create its own delays, but there’s a potential bonus: If successful, we will have added a considerable amount of value to the natural product license, because the synthetic may serve as the template for a potential therapeutic lead compound.

HEALTH ENHANCEMENT PRODUCTS, INC.

Research and Funding

Life science R&D is not a straight-line proposition. Scientists are dealing with biological systems, which can be unpredictable. Some experiments must be repeated several times before we can establish a useful trend or significant results to guide us further. In some instances, our team must conduct several experiments just to confirm that the test we’re using is the best tool to measure what we set out to measure in the first place.  Adding to the challenge, we are working at the molecular level. But, progress has been steady.

When Health Enhancement Products transformed itself into a biotech research firm in early 2012, the Company was effectively in the starting blocks. Two years and dozens of experiments later, the Company has executed a collaboration/option agreement with a global animal health company for its premier intellectual asset. In the biotech world, some may consider this remarkable progress.

Which brings us to another key point: R&D moves forward at the pace of funding. Health Enhancement Products is still pre-revenue – not unusual for a two year-old biotech firm. Raising funds in an economic recession is difficult for any startup, made more difficult by our history prior to 2012.

Given some of the calls and emails received recently, it appears that some investors may be unaware that purchasing HEPI shares on the open market provides no capital directly to the Company. Shares purchased online or through a broker are actually acquired from another shareholder or an OTC market-maker. To pay for research and overhead over the past two years, the Company has been funded by private lenders and individual HEPI shareholders.

It’s only with new private capital in hand that the Company can continue its aggressive drive to monetize its intellectual property. Gaps or delays in capital funding create a corresponding gap or delay in research and product development, while overhead costs continue to accrue. To the extent possible, management has endeavored to minimize the impact of such gaps and has focused its efforts on the nearest-term monetizing opportunities with the lowest capital requirements.

Addressing Risk

Financial realities led the Company to focus on animal health products and an early monetizing stratagem. To use a baseball analogy, management will accept a solid “single” over a more risky “triple”. Further, with a portfolio of potential products, several such “singles” may surpass a ‘triple’ while minimizing execution risk.

A good many biotech companies work with one small group of bioactive compounds focused on one application. A failure in a single study or clinical trial can be cause for real concern and in some cases, extinction. Our website contains a graphic on the Products page featuring a platform approach to our Algal Products group – what investors have come to know as the core algae-derived products offered by HEPI.

This platform approach is a risk-management strategy. It provides management with backups should studies prove inconclusive, markets fail to materialize as expected or licenses are somehow delayed. It describes multiple pathways for monetization.

It’s also the game-plan for our core strategy: Investigate a particular technology, validate it quickly and cost-effectively, and license or sell at the earliest opportunity.

To that end, Health Enhancement Products has developed a particular capability over the past two years. The addition of a dedicated R&D director, a product development director, a skilled administrator and individual scientists in the last 10 months has positioned the Company to manage and direct R&D as it relates to algal products, and to examine derivative products and closely aligned technologies for adjacent opportunities.

WellMetris – Wellness Testing

One of these ‘adjacent opportunities’ was acted upon in August of 2013. The Company acquired the foreclosed assets of Wellness Indicators, Inc., in a stock and cash transaction with the lender, Essex Angel Capital. The Company immediately set about moving forward with the final phase of commercialization, pending available funding.

HEALTH ENHANCEMENT PRODUCTS, INC.

However, in the fall of 2013, the Company’s resources were directed at a possible collaborative agreement with a potential animal health partner and fundraising activities were primarily engaged in supporting the Algal Products group.

This situation didn’t deter the project’s product development manager, who was able to achieve remarkable progress with a limited budget and minimal resources. In the six (6) months since the acquisition of Wellness Indicators, Inc., assets in late August of 2013, the WellMetris pre-launch effort has yielded the following, some of which is described on the WellMetris website:

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A complete engineering review and reappraisal of the analyzer device, reporting software and dry chemistry, including development of an FDA-compliant product design history

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Development of new dry chemistry for three (3) key biomarkers and validation of the other six (6) key biomarkers

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Re-design of the test cartridge to minimize the ‘ick’ factor associated with self-administered urine tests and their safe disposal by the user or test administrator

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Dramatic decrease in manufacturing costs for the analyzer device, from roughly $1,500 to less than $400, while still utilizing a potential US-based, FDA-licensed manufacturing site

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Dramatic decrease in manufacturing costs for the test cartridge, not to be disclosed for competitive reasons

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Design of a completely virtualized enterprise, developed in partnership with SalesForce.com and Amazon.com, that integrates salespersons, customers, ordering, billing, fulfillment, returns, HIPAA-compliant records management, data analysis and related services in a highly-scalable platform available to health insurers, employers, governments and accountable care organizations

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Due to significant price cuts in manufacturing costs, a revised econometric model presents a compelling ROI for early pre-clinical screening of asymptomatic populations by wellness consultants, accountable care organizations or government agencies administering public programs such as Medicaid

The market potential for the WellMetris Profile wellness assessment is considerable, given the pressures on employers, insurers and providers to slow the increase in healthcare premiums, claims and costs. The pre-launch punch-list is relatively short. The following activities are on hold, pending capital funding:

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A norming study to establish ranges for the three (3) newly developed dry chemistry tests

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Finalize customer support, sales support and tech support functions

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FDA-compliant QA and QC protocols for manufacturing of test cartridges

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Product and sales training for prospective sales representatives

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First large orders of analyzers, test cartridges, dry chemistry

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Staffing the launch team

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Official marketing launch, PR blitz

The Affordable Care Act (ACA) and the expansion of Medicaid represent potentially huge opportunities for WellMetris. Language in the ACA calls for establishing a ‘baseline’ of wellness for managed populations and routine screening after pre-clinical intervention, such as weight loss programs, smoking cessation, drug rehab, etc., but without specifically testing for abused substances. The WellMetris Profile test doesn’t look for the presence of drugs, alcohol or tobacco. Rather, it looks for the downstream consequences in the overall health of an individual. The test provides an objective and accurate assessment of the impact of unhealthy lifestyle choices, which can also include obesity, lack of exercise or sleep, and similar behaviors. This also applies to Medicaid recipients and establishes a protocol for intervention which could place the WellMetris test at the forefront of a pre-clinical screening program for millions of Americans.

Future WellMetris Products

Another compelling aspect of the WellMetris testing technology is its potential follow-on applications and future products. The Company has filed provisional patent applications for bovine and companion animal health assessment. Further, once revenues are realized, the Company will fund additional studies to substantiate claims that the WellMetris Profile test can predict Metabolic Syndrome, a pre-diabetic condition that may be present in over 65 million Americans, and millions more in Europe and the Mideast.

HEALTH ENHANCEMENT PRODUCTS, INC.

Finally, the WellMetris product development manager is actively engaged in a next-generation testing platform that uses a disposable testing cartridge which plugs directly into a smartphone and, using a downloaded app, monitors the positive or negative effects of an individual’s personal dietary supplementation over time. In this way, health-conscious individuals can track the benefits of expensive (and sometimes ineffective) dietary supplements, as well as the metabolic effects of an exercise program, changes in diet or sleeping habits, etc.

R&D Center Update

We had previously advised shareholders of our interest and intent to create an R&D center to support our algal products licensees and potential pharma licensees. To that end, management has been pursuing a combination of public and private grants, loans and loan guarantees for the past year. In short, the process is still underway and the prospect of such funding is still viable.

Summary

Other challenges surely await us. Communicating the complexities of the experiments and what they mean is equally difficult without revealing confidential information or placing potential patent claims in jeopardy. Over the last two years, Health Enhancement Products has firmly repositioned itself as a credible biotech R&D entity. The scale and complexity of the science demands a careful, measured approach, significant funding, and involves well-known researchers at the top of their game and in high demand. Schedules tend to stretch out as we accommodate the time demands of academic researchers and the availability of contract research organizations to handle our research requests.

Our target customers and potential partners are sophisticated, well-regarded scientists from global pharmaceutical companies and food ingredient manufacturers. They demand a level of documentation and validation consistent with the work product of other leading biotech companies – a standard that HEPI strives to match in every test and experiment it undertakes, in every report or presentation it creates.

The team has worked diligently over the past year to transform perception of the Company from that of an interesting backwater stock play into a biotech contender with exciting prospects in the near term. Wherever the research may lead, and whatever prospects face the Company, opportunity favors the well-prepared.

About Health Enhancement Products, Inc.

Health Enhancement Products, Inc. (OTCQB: HEPI) is a Michigan-based biotech company engaged in the investigation of the health benefits of bioactive compounds derived from its proprietary algal cultures, and the development of natural bioactive compounds for use as dietary supplements and food ingredients, as well as biologics and synthetic candidates for medicinal and pharmaceutical applications in humans and animals, specifically focused on autoimmune modulation.

Forward Looking Statements

This report contains forward-looking statements that involve risks and uncertainties. These statements reflect the Company’s future plans, objectives, expectations and intentions, and the assumptions underlying or relating to any of these statements.  These statements may be identified by the use of the words “anticipate,” “expect,” “estimate,” “intend,” “believe,” and similar expressions.  The Company’s actual results could differ materially from those discussed in these statements.  Factors that could contribute to these differences include, but are not limited to, those discussed below and elsewhere in this document. This is not a solicitation for investment and is presented for information purposes only.

HEALTH ENHANCEMENT PRODUCTS, INC.

Safe Harbor Statement

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the timing of completion of a trial, actual future clinical trial results being different than the results the company has obtained to date, and the company's ability to secure funding. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and those actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.

Contact:

Kathleen Gorski

Management Liaison

info@health-enhancement-products.com

(248) 452 9866